EXECUTION COPY

                   Empire of Carolina, Inc.
                3,123,908 Shares Common Stock 1

  Underwriting Agreement

  June 24, 1996


  William Blair & Company, L.L.C.
  Gerard Klauer Mattison & Co., LLC
    As Representatives of the Several
    Underwriters Named in Schedule A
  c/o William Blair & Company, L.L.C.
  222 West Adams Street
  Chicago, Illinois 60606

  Ladies and Gentlemen:

            Section 1.     Introductory.  Empire of
  Carolina, Inc. ("Company"), a Delaware corporation, has an authorized capital stock consisting of 5,000,000 shares of preferred stock, $.01 par value, issuable in series, of which 442,264 shares have been designated
  Series A Cumulative Convertible Preferred Stock and all of which shares are outstanding as of the date hereof, and 30,000,000 shares, $.10 par value, of Common Stock
  ("Common Stock"), of which 5,205,200 shares were outstanding as of May 31, 1996. The Company proposes to issue and sell 1,400,000 shares of its authorized but unissued Common Stock (the "Company Firm Shares"), and certain stockholders of the Company named in Schedule B
  (collectively referred to as the "Selling Stockholders") propose to sell 1,051,975 shares of the Company's currently issued and outstanding Common Stock, 356,100 shares of the Company's Common Stock that will be issued to the Selling Stockholders on the First Closing Date (as hereinafter defined) upon exercise of currently outstanding options and warrants (collectively, the "Selling Stockholder Firm Shares") and an outstanding option (the "Halco Option") to purchase an aggregate of 315,833 shares from another Selling Stockholder (the
  "Halco Option Firm Shares") to the several underwriters named in Schedule A as it may be amended by the Pricing
  Agreement hereinafter defined ("Underwriters"), who are acting severally and not jointly. Collectively, such total of 3,123,908 shares of Common Stock represented by


               1     Plus an  option to  acquire up  to 468,586  additional
          shares to cover overallotments.
  the Company Firm Shares, the Selling Stockholder Firm
  Shares and the Halco Option Firm Shares is hereinafter referred to as the "Firm Shares." In addition, the Company and certain Selling Stockholders propose to grant to the Underwriters an option to purchase up to an aggregate of 468,586 additional shares of Common Stock
  ("Option Shares") as provided in Section 5 hereof.  The
  Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the "Shares."

            You have advised the Company and the Selling
  Stockholders that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.

            Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, the Selling Stockholders and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto
  ("Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling
  Stockholders and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement.
  From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

            The Company and each of the Selling
  Stockholders hereby confirm their agreements with the Underwriters as follows:

            Section 2.     Representations and Warranties
  of the Company. The Company represents and warrants to the several Underwriters that:

            (a)  A registration statement on Form S-1 (File
  No. 333-4440) with respect to the Shares has been prepared and filed with the Securities and Exchange
  Commission ("Commission") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act;" unless indicated to the contrary, all references herein to specific rules are rules promulgated under the 1933 Act);
  and the Company has so prepared and has filed such amendments thereto, if any, as may have been required to the date hereof and will file such additional amendments thereto as may hereafter be required. There have been or will promptly be delivered to you three signed copies of such registration statement and amendments, three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and final forms of prospectus for each of the Underwriters.

            Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the "Registration Statement," and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective
  (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term
  Prospectus shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. If the Company elects to rely on Rule 434 of the 1933 Act, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the 1933 Act ("Rule 434 Prospectus"). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) ("Rule
  462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus", as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act."

            (b) When the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

            (c) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, each jurisdiction in which it owns or leases substantial properties, has an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the Company and its subsidiaries taken as a whole; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

            (d)  Except as disclosed in the Registration
  Statement, the Company owns directly or indirectly 100 percent of the issued and outstanding capital stock of each of its subsidiaries, free and clear of any claims, liens, encumbrances or security interests and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable.

            (e)  The issued and outstanding shares of
  capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus. The
  Shares to be sold by the Company to the Selling
  Stockholders upon the exercise of outstanding options and warrants on the First Closing Date have been duly authorized and, when issued, delivered and paid for pursuant to the terms of the related option or warrant agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.
            (f)  The Shares to be sold by the Company to
  the Underwriters have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

            (g) The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not violate any provision of the Company's charter or bylaws and will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or any order, rule or regulation applicable to the Company or any subsidiary of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities
  Dealers, Inc. ("NASD"). This Agreement has been duly executed and delivered by the Company.

            (h) The accountants who have expressed their opinions with respect to certain of the financial statements and schedules included in the Registration
  Statement are independent accountants as required by the 1933 Act.

            (i) The consolidated financial statements and schedules of the Company included in the Registration Statement present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.
  The financial information set forth in the Prospectus under "Selected Consolidated Financial Data" presents fairly on the basis stated in the Prospectus, the information set forth therein.

            The pro forma financial statements and other pro forma information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with generally accepted accounting principles and the Commission's rules and guidelines with respect to pro forma financial statements and other pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

            (j) Neither the Company nor any subsidiary is in violation of its charter or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate are material to the Company and its subsidiaries taken as a whole.

            (k)  There are no material legal or
  governmental proceedings pending, or to the Company's knowledge, threatened to which the Company or any subsidiary is or may be a party or of which material property owned or leased by the Company or any subsidiary is or may be the subject, or related to environmental or discrimination matters which are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

            (l) There are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock except as disclosed in the Prospectus. Holders of registration rights who are not Selling Stockholders (or who are Selling Stockholders, but who are not selling in accordance with such rights) have waived such rights with respect to the offering being made by the Prospectus.

            (m) The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries hold their respective leased properties which are material to the Company and its subsidiaries taken as a whole under valid and binding leases.

            (n)  The Company has not taken and will not
  take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

            (o) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Prospectus, the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise) or results of operations nor any material change in their capital stock, short-term debt or long-term debt.

            (p) The Company agrees not to sell, contract to sell or otherwise dispose of any Common Stock or securities convertible into Common Stock (except Common
  Stock issued upon exercise of currently outstanding options, warrants or convertible securities in accordance with their terms) for a period of 180 days after this Agreement becomes effective without the prior written consent of the Representatives. The Company has obtained similar agreements from each of its officers and directors.

            (q)  There is no document of a character
  required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

            (r) The Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights ("Trade Rights") material to the business of the Company and each of its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a material adverse effect upon the condition
  (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

            (s) The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

            (t)  All offers and sales of the Company's
  capital stock prior to the date hereof were duly registered with or the subject of an available exemption from the registration requirements of the 1933 Act and the applicable state securities or blue sky laws.

            (u)  The Company has filed all necessary
  federal and state income and franchise tax returns and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could be expected to have a material adverse affect upon the condition
  (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

            (v) A registration statement relating to the Common Stock has been declared effective by the Commission pursuant to the Exchange Act and the Common
  Stock is duly registered thereunder.

            (w) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section
  3(a) of the Investment Company Act of 1940, as amended
  ("Investment Company Act").

            (x) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to
  Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration
  Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance ("Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

            (y)  The Company's board of directors has
  approved the proposed conversion of all outstanding shares Series A Cumulative Convertible Preferred Stock into shares Common Stock on a share-for-share basis at the next annual meeting of the Company and has authorized the Company's officers to take all other steps required to complete such conversion.

            Section 3.     Representations, Warranties and
  Covenants of the Selling Stockholders.

            (a) Each Selling Stockholder severally and not jointly represents and warrants to, and agrees with, the Company and the Underwriters that:

                 (i)  Such Selling Stockholder (other than
  Jericho State Capital Corp., SBK Investment Partners and Messrs. H. Klaris, G. Chwatt, R. Chwatt, W. Forster and
  A. LaSorte, who as of the date of this Agreement have good and valid title to the warrants exercisable for Shares to be sold by them, other than Olin Corporation, in respect of Shares to be sold by it subject to option, which as of the date of this Agreement has good and valid title to the option exercisable for such Shares and other than Steven E. Geller, in respect of the Shares underlying the Halco Option) has, and on the First
  Closing Date or the Second Closing Date hereinafter defined, as the case may be, such Selling Stockholder will have, good and valid title to the Shares proposed to be sold by such Selling Stockholder hereunder on such date, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights (other than any created by the Custody Agreement and Power of Attorney (as defined)) and full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, assign, transfer and deliver such Shares hereunder, and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire good and valid title thereto, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights (assuming the Underwriters are bona fide purchasers) other than any arising as a result of the Underwriters' actions.

                 (ii) The making and performance by such
  Selling Stockholder, if it is not an individual, of this Agreement have been duly authorized by all necessary action (corporate or otherwise) and (A) will not violate any provision of such Selling Stockholder's charter, bylaws, partnership agreement, or trust agreement, as the case may be, and (B) will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which such Selling Stockholder or any subsidiary thereof is a party or by which such Selling Stockholder, any subsidiary thereof or the property of any of them may be bound or affected, or any order, rule or regulation applicable to such Selling
  Stockholder or any such subsidiary of any court or regulatory body, administrative agency or other governmental body having jurisdiction over such Selling
  Stockholder or any such subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which such Selling Stockholder or any such subsidiary was or is now a party or by which it is bound, and which, in the case of clause (B) above, would have a material adverse effect on such Selling Stockholder's ability to perform its obligations under this Agreement.
  No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Pricing Agreement by such Selling Stockholder or the consummation of the transactions contemplated herein or therein by such Selling Stockholder, except for compliance with the 1933
  Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the NASD. This Agreement has been duly executed and delivered by such Selling Stockholder.

                 (iii)     Such Selling Stockholder has not
  taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                 (iv) Such Selling Stockholder has executed and delivered a Custody Agreement and Power of Attorney

  ("Custody Agreement and Power of Attorney") among the Selling Stockholder, American Stock Transfer & Trust
  Company, as custodian ( Custodian ), Steven E. Geller, and Marvin Smollar (collectively, the "Agents"), naming the Agents as such Selling Stockholder's attorneys-in-fact (and, by the execution by any Agent of this Agreement, such Agent hereby represents and warrants that he has been duly appointed as attorney-in-fact by the Selling Stockholders pursuant to the Custody
  Agreement and Power of Attorney) for the purpose of entering into and carrying out this Agreement and the Pricing Agreement, and the Custody Agreement and Power of
  Attorney has been duly executed by such Selling
  Stockholder and a copy thereof has been delivered to you.

                 (v)  Such Selling Stockholder (other than
  Jericho State Capital Corp., SBK Investment Partners and
  Messrs. H. Klaris, G. Chwatt, R. Chwatt, W. Forster and
  A. LaSorte, and other than Olin Corporation, in respect of Shares to be sold by it subject to option) further represents, warrants and agrees that such Selling
  Stockholder has deposited in custody with the Custodian under the Custody Agreement and Power of Attorney certificates in negotiable form for the Shares to be sold hereunder by such Selling Stockholder for the purpose of further delivery pursuant to this Agreement. Each of Olin Corporation, in respect of Shares to be sold by it subject to option, and Jericho State Capital Corp., SBK
  Investment Partners and Messrs. H. Klaris, G. Chwatt, R.
  Chwatt, W. Forster and A. LaSorte further represents, warrants and agrees that it has delivered to the Company an irrevocable exercise notice to subscribe for the full number of Shares subject to the option or warrant (as the case may be) currently owned by such person to acquire
  Shares from the Company (or, if less, the total number of Shares to be sold by such person to the Underwriters as set forth on Schedule B), with such subscription to be effective on the First Closing Date immediately prior to the purchase of the Firm Shares by the Underwriters hereunder, and each such person has deposited in custody with the Custodian under the Custody Agreement and Power of Attorney certificates in negotiable form for the warrants so exercised by it, for the purpose of further delivery pursuant to this Agreement.

                 (vi) Such Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder on deposit with the Custodian (or issuable upon exercise of the warrants on deposit with the Custodian), including the Halco Option, are subject to the interests of the Company, the Underwriters and the other Selling
  Stockholders, that the arrangements made for such custody, and the appointment of the Agents pursuant to the Custody Agreement and Power of Attorney, are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder and under the Custody
  Agreement and Power of Attorney shall not be terminated except as provided in this Agreement or the Custody
  Agreement and Power of Attorney by any act of such Selling Stockholder, by operation of law, whether, in the case of an individual Selling Stockholder, by the death or incapacity of such Selling Stockholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership or corporation, by the dissolution, winding-up or other event affecting the legal life of such entity, or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated, or any such trust, estate, partnership or corporation should be terminated, or if any other event should occur before the delivery of the Shares hereunder, the documents evidencing Shares then on deposit with the Custodian (or issuable upon exercise of the option or warrants on deposit with the Custodian) shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. Each Agent has been authorized by such Selling Stockholder to execute and deliver this Agreement and the Pricing Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Shares to be sold by such Selling Stockholder against delivery thereof and otherwise act on behalf of such Selling Stockholder as provided in the Custody Agreement and Power of Attorney.

                 (vii)     Such Selling Stockholder agrees
  with the Company and the Underwriters not to sell, contract to sell or otherwise dispose of any Common Stock for a period of 180 days after this Agreement becomes effective without the prior written consent of the Representatives, except that Smedley Industries, Inc. may transfer, pursuant to a plan of reorganization under the United States Bankruptcy Code, all Common Stock held by it to a liquidating trust which agrees to be bound by the terms of this Section 3(a)(vii).

            (b)  Each Selling Stockholder listed on
  Schedule B-1 severally represents and warrants to, and agrees with, the Company and the Underwriters that at the time of effectiveness, and at all times subsequent thereto, up to the First Closing Date or the Second
  Closing Date hereinafter defined, as the case may be, (i) such parts of the Registration Statement and the Prospectus and any amendments or supplements thereto as relate to such Selling Stockholder, and the Registration

  Statement and the Prospectus and any amendments or supplements thereto, to the knowledge of such Selling
  Stockholder in all other respects, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and
  (ii) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Stockholder, and, to the knowledge of such Selling Stockholder in all other respects, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that neither clause (i) nor (ii) shall have any effect if information has been given by such Selling Stockholder to the Company and the Representatives in writing which would eliminate or remedy any such untrue statement or omission.

            (c)  Each Selling Stockholder listed on
  Schedule B-2 severally represents and warrants to, and agrees with, the Company and the Underwriters that at the time of effectiveness, and at all times subsequent thereto, up to the First Closing Date or the Second
  Closing Date hereinafter defined, as the case may be, neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, solely as it relates to information regarding such Selling Stockholder included under the caption "Principal and Selling
  Stockholders" or other information relating to such Selling Stockholder furnished in writing to the Company or the Underwriters by such Selling Stockholder (or by its agents or attorneys) specifically for use in the preparation of the Registration Statement, the Prospectus or any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing shall have no effect if information has been given by such Selling Stockholder to the Company and the Representatives in writing which would eliminate or remedy any such untrue statement or omission.

            (d) Steven Geller represents and warrants to, and agrees with, the Underwriters that he has, and on the First Closing Date will have, good and valid title to the Halco Option proposed to be sold by such Selling
  Stockholder hereunder on such date, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights (other than any created by the Custody Agreement and Power of Attorney) and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Halco Option hereunder, and upon delivery of and payment for the Halco Option hereunder, the Underwriters will acquire good and valid title thereto, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights (assuming the Underwriters are bona fide purchasers) other than any arising as a result of the Underwriters' actions.

            (e) To the best of his or its knowledge, each of Steven Geller and The Iridium Trust severally represents and warrants to the Underwriters to the same effect as the representations and warranties of the Company set forth in Section 2 of this Agreement.

            (f)  To the best of his knowledge, Marvin
  Smollar represents and warrants to the Underwriters to the same effect as the representations and warranties of the Company set forth in Section 2 of this Agreement and to the same effect as the representations and warranties of The Iridium Trust set forth in Section 3 of this Agreement.

            In order to document the Underwriter's
  compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or on the First Closing Date, as hereinafter defined, a properly completed and executed United States Treasury
  Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

            Section 4.     Representations and Warranties
  of the Underwriters. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company and the Selling Stockholders that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

            Section 5.     Purchase, Sale and Delivery of
  Shares and Halco Option. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders, severally and not jointly, agree to sell to the Underwriters named in Schedule A hereto, and the

  Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders, respectively, 1,400,000 Firm Shares from the Company and the respective number of Firm Shares or the Halco Option to purchase the number of Halco Option Firm Shares set forth opposite the names of the Selling Stockholders in Schedule B hereto at the price per Share set forth in the Pricing Agreement or the price per Halco Option Firm
  Share (in the case of the Halco Option) set forth in the Pricing Agreement, as the case may be. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full Shares which (as nearly as practicable, as determined by you) bears to 1,400,000, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The obligation of each Underwriter to each Selling
  Stockholder shall be to purchase from such Selling
  Stockholder the number of full Shares or that portion of the Halco Option to purchase the number of Halco Option
  Firm Shares which (as nearly as practicable, as determined by you) bears to that number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule B hereto, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm
  Shares to be purchased by all Underwriters under this Agreement. The initial public offering price and the purchase price shall be set forth in the Pricing
  Agreement.

            At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section
  12) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, the Company and the Custodian will deliver to you at the offices of counsel for the Underwriters or through the facilities of The Depository
  Trust Company for the accounts of the several
  Underwriters, certificates representing the Firm Shares to be sold by the Company and the Firm Shares to be sold by the Selling Stockholders, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company and the Custodian. Such time of delivery and payment is herein referred to as the "First Closing Date." The certificates for the Firm
  Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company and the Custodian prior to 10:00 A.M., Chicago Time, on the second business day preceding the First Closing Date, and will be made available at the Company's expense for checking and packaging by the Representatives at 10:00 A.M., Chicago Time, on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

            In addition, on the basis of the
  representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and certain of the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 128,586 Option Shares and 340,000
  Option Shares, respectively, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time
  (but not more than once) within 30 days after the date of the initial public offering upon notice by you to the Company and the Agents setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased from each such Selling Stockholder is set forth in Schedule B hereto. The Option Shares to be purchased by the Underwriters from the Company and each Selling Stockholder as set forth on Schedule B, if less than all Option Shares are purchased, shall be purchased in the following order: the first 100,000 of such Option Shares shall be purchased from The Iridium Trust; the next 40,000 aggregate number of such Option Shares shall be purchased from WPG Corporate Development Associates
  IV, L.P., WPG Corporate Development Associates IV (Overseas), L.P., Westpool plc and Glenbrook Partners in the same proportion that the total number of Option
  Shares proposed to be sold by such person bears to the total number of Option Shares to be purchased by all such persons; the next 100,000 of such Option Shares shall be purchased from Steven E. Geller; the next 50,000 aggregate number of such Option Shares shall be purchased from WPG Corporate Development Associates IV, L.P., WPG Corporate Development Associates IV (Overseas), L.P., Westpool plc and Glenbrook Partners in the same proportion that the total number of Option Shares proposed to be sold by such person bears to the total number of Option Shares to be purchased by all such persons; the next 50,000 of such Option Shares shall be purchased from The Iridium Trust; and the remaining
  128,586 of such Option Shares shall be purchased from the Company. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Company and the Selling Stockholders pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company's expense for checking and packaging at 10:00 A.M., Chicago Time, on the business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

            You have advised the Company and the Selling
  Stockholders that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to receipt therefor. You, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing
  Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

            Section 6.     Covenants of the Company.  The
  Company covenants and agrees that:

            (a)  The Company will advise you and the
  Selling Stockholders promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you and the Selling Stockholders promptly of any request of the Commission for amendment or supplement of the Registration Statement or of the Prospectus, or for additional information.

            (b)  The Company will give you and the Selling
  Stockholders notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b)
  Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you and the Selling Stockholders with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

            (c) If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule 434. If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule
  434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

            (d) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933
  Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933
  Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

            (e)  Neither the Company nor any of its
  subsidiaries will, prior to the earlier of the Second
  Closing Date or termination or expiration of the related option, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

            (f)  Neither the Company nor any of its
  subsidiaries will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

            (g) As soon as practicable, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section
  11(a) of the 1933 Act.

            (h)  During such period as a prospectus is
  required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statement, the Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

            (i)  The Company will cooperate with the
  Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

            (j) During the period of five years hereafter, the Company will furnish you, as representatives of the Underwriters, with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; and (iii) as soon as available, of each report of the Company mailed to stockholders.

            (k)  The Company will use the net proceeds
  received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

            (l)  If, at the time of effectiveness of the
  Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule
  434, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule
  430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

            (m)  The Company will comply with all
  registration, filing and reporting requirements of the American Stock Exchange or any other exchange or market on which the Shares are listed for trading.

            (n) The Company will use its best efforts to cause the conversion of the outstanding shares of its Series A Cumulative Convertible Preferred Stock into shares of Common Stock on a share-for-share basis at the next annual meeting of the Company.

            (o) The Company will issue and deliver on the First Closing Date the Shares to be sold by the Company to the Selling Stockholders upon the exercise of outstanding options and warrants on the First Closing
  Date.

            Section 7.     Payment of Expenses.  Whether or
  not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the Blue Sky Memorandum, (ii) all costs, fees and expenses
  (including legal fees not to exceed $15,000 and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD; and (iii) all fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters.

            The provisions of this Section shall not affect any agreement which the Company and the Selling
  Stockholders may make for the allocation or sharing of such expenses and costs.

            Section 8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares and the Halco Option on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First
  Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

            (a)  The Registration Statement shall have
  become effective either prior to the execution of this Agreement or not later than 8:30 A.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration
  Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling
  Stockholders or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule
  430A and/or Rule 434, the information concerning the initial public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules
  430A and 424(b)).  If a Rule 462(b) Registration
  Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

            (b) The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representatives.

            (c)  The legality and sufficiency of the
  authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration
  Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

            (d)  You shall not have advised the Company
  that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

            (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

            (f) There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing
  Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

            (i) An opinion of Schwartz & Freeman, counsel for the Company and for Messrs. Geller, Young, Bulkley and Katz, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

            (1) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property, or the conduct of its business requires such qualification except where the failure so to qualify would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole;

            (2) an opinion to the same general effect as clause (1) of this subparagraph (i) in respect of each significant subsidiary of the Company (other than Marchon
  Toys Limited, as to which no opinion need be given);

            (3) all of the issued and outstanding capital stock of each significant subsidiary of the Company
  (other than Marchon Toys Limited, as to which no opinion need be given) has been duly authorized, validly issued and is fully paid and nonassessable, and, except as disclosed in the Registration Statement, the Company owns directly or indirectly 100 percent of the outstanding capital stock of each subsidiary, and to the best knowledge of such counsel, such stock is owned free and clear of any claims, liens, encumbrances or security interests;

            (4)  the authorized capital stock of the
  Company, of which there is outstanding the amount set forth in the Registration Statement and Prospectus
  (except for subsequent issuances, if any, pursuant to stock options or other rights referred to in the Prospectus), conforms as to legal matters in all material respects to the description thereof in the Registration
  Statement and Prospectus;

            (5) the issued and outstanding capital stock of the Company (including the Shares acquired by the Selling Stockholders on the First Closing Date upon exercise of outstanding options or warrants and including the Halco Option Firm Shares) has been duly authorized and validly issued and is fully paid and nonassessable;

            (6)  the certificates for the Shares to be
  delivered hereunder and the Halco Option Firm Shares are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable;

            (7)  the Registration Statement has become
  effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration
  Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act; such counsel have no reason to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) or the Prospectus, or the Registration Statement or the Prospectus as amended or supplemented (except as aforesaid), as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; and such counsel does not know of any legal or governmental proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

            (8)  the statements in the Registration
  Statement and the Prospectus summarizing statutes, rules and regulations are accurate and fairly and correctly present the information required to be presented by the 1933 Act or the rules and regulations thereunder, in all material respects and such counsel does not know of any statutes, rules and regulations required to be described or referred to in the Registration Statement or the Prospectus that are not described or referred to therein as required; the statements under the captions
  "Management - Executive Compensation," "Certain
  Transactions," "Principal and Selling Stockholders,"
  "Description of Capital Stock" and "Shares Eligible for
  Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters;

            (9) this Agreement and the Pricing Agreement and the performance of the Company's obligations hereunder have been duly authorized by all necessary corporate action and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid and binding agreements of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no approval, authorization or consent of any public board, agency, or instrumentality of the United States or of any state or other jurisdiction is necessary in connection with the issue or sale of the Shares by the Company pursuant to this Agreement (other than under the 1933 Act, applicable blue sky laws and the rules of the NASD) or the consummation by the Company of any other transactions contemplated hereby;

            (10) the execution and performance of this Agreement will not contravene any of the provisions of, or result in a default under, any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument known to such counsel, of the Company or any of its subsidiaries or by which the property of any of them is bound and which contravention or default would be material to the Company and its subsidiaries taken as a whole; or violate any of the provisions of the charter or bylaws of the Company or any of its subsidiaries or, so far as is known to such counsel, violate any statute, order, rule or regulation of any regulatory or governmental body having jurisdiction over the Company or any of its subsidiaries;

            (11) to such counsel's knowledge, all offers and sales of the Company's capital stock since September
  30, 1994 were at all relevant times duly registered or the subject of an available exemption from the registration requirements of the 1933 Act and the applicable state securities or blue sky laws;

            (12) to such counsel s knowledge, no
  Stockholders of the Company have rights to registration with respect to Common Stock or preemptive rights to purchase Common Stock except as disclosed in the Prospectus, and holders of registration rights who are not Selling Stockholders (or who are Selling
  Stockholders, but who are not selling in accordance with such rights) have waived such rights with respect to the offering being made by the Prospectus;

            (13) the Company is not an "investment company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act.

            (14) with respect to each Selling Stockholder, this Agreement and the Pricing Agreement have been duly authorized, executed and delivered by or on behalf of each such Selling Stockholder; the Agents and the Custodian for each such Selling Stockholder have been duly and validly authorized to carry out all transactions contemplated herein on behalf of each such Selling Stockholder; and the performance of this Agreement and the Pricing Agreement and the consummation of the transactions herein contemplated by such Selling
  Stockholders will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which any of such Selling Stockholders is a party or by which any are bound or to which any of the property of such Selling Stockholders is subject, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over any of such Selling Stockholders or any of their properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the Pricing Agreement in connection with the sale of Shares to be sold by such Selling Stockholders hereunder, except such as may be (or, in the case of counsel to the Company, have been) obtained under the 1933 Act and such as may be required under applicable blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters and the clearance of such offering with the NASD;

            (15) each Selling Stockholder has full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, transfer and deliver the Shares or the Halco Option to be sold on the First
  Closing Date or the Second Closing Date, as the case may be, by such Selling Stockholder hereunder and good and valid title to such Shares or Halco Option so sold, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights whatsoever, has been transferred to the Underwriters (who counsel may assume to be bona fide purchasers) who have purchased such Shares or Halco
  Option hereunder; and

       (16) this Agreement and the Pricing Agreement are legal, valid and binding agreements of each Selling
  Stockholder except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except with respect to those provisions relating to indemnities for liabilities arising under the 1933 Act, as to which no opinion need be expressed.

       (ii) An opinion of Sonnenschein Nath & Rosenthal, special transaction counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect set forth in clauses (6), (7) and (9) of Section 8(f)(i) above.

       (iii)     An opinion of Choate, Hall & Stewart or
  Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan
  L.L.P., counsel for Halco Industries, Inc., addressed to the Underwriters and dated the First Closing Date to the effect set forth in clauses (14) through (16) of Section
  8(f)(i) above, including in the case of clause (15) the shares of Common Stock to be sold upon exercise of the Halco Option.

       (iv) An opinion of Altheimer & Gray, counsel for WPG
  Corporate Development Associates IV, L.P., addressed to the Underwriters and dated the First Closing Date to the effect set forth in clauses (14) through (16) of Section
  8(f)(i) above.

       (v)  An opinion of Maples & Calder, counsel for WPG
  Corporate Development Associates IV (Overseas), L.P., addressed to the Underwriters and dated the First Closing
  Date to the effect set forth in clauses (14) through (16) of Section 8(f)(i) above.

       (vi) An opinion of Pinsent Curtis, counsel for Westpool Investment Trust plc, addressed to the Underwriters and dated the First Closing Date to the effect set forth in clauses (14) through (16) of Section
  8(f)(i) above.

       (vii) An opinion of Peter Knapp, Esq., counsel for Glenbrook Partners, L.P., addressed to the Underwriters and dated the First Closing Date to the effect set forth in clauses (14) through (16) of Section
  8(f)(i) above.

       (viii)    An opinion of the Vice President and
  General Counsel of Olin Corporation, counsel for Olin
  Corporation, addressed to the Underwriters and dated the First Closing Date to the effect set forth in clauses
  (14) through (16) of Section 8(f)(i) above.

       (ix) An opinion of Kasowitz, Benson, Torres &
  Friedman LLP or Morgan, Lewis & Bockius, counsel for
  Smedley Industries, Inc., addressed to the Underwriters and dated the First Closing Date to the effect set forth in clauses (14) through (16) of Section 8(f)(i) above.

       (x) An opinion of Snow Becker Krauss P.C., counsel for Jericho State Capital Corp., Harvey Klaris, Glenn
  Chwatt and Richard Chwatt, addressed to the Underwriters and dated the First Closing Date to the effect set forth in clauses (14) through (16) of Section 8(f)(i) above.

       (xi) An opinion of Keith James, Esq., counsel for
  William Forster and Alfred A. LaSorte, Jr., addressed to the Underwriters and dated the First Closing Date to the effect set forth in clauses (14) through (16) of Section
  8(f)(i) above.

       (xii)     An opinion of Snow Becker Krauss P.C.,
  counsel for SBK Investment Partners, addressed to the Underwriters and dated the First Closing Date to the effect set forth in clauses (14) through (16) of Section
  8(f)(i) above.

       (xiii)    An opinion of Jeffrey L. Goldberg &
  Associates, counsel for The Iridium Trust, addressed to the Underwriters and dated the Second Closing Date to the effect set forth in clauses (14) through (16) of Section
  8(f)(i) above.

            In rendering such opinions, such counsel may, if applicable, state that they are relying upon the certificate of American Stock Transfer & Trust Company, the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their opinion under clause (7) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company's representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information.
  Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of the Selling Stockholders and of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been otherwise furnished to the Representatives.

       (xiv)     Such opinion or opinions of Kirkland &
  Ellis, counsel for the Underwriters, dated the First
  Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares to be sold by the Company, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

       (xv) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

            (1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing
  Date; and

            (2)  the Commission has not issued an order
  preventing or suspending the use of the Prospectus or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933
  Act.

            The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in said certificate.

       (xvi) A certificate of each Selling Stockholder dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that the representations and warranties of such Selling
  Stockholder set forth in Section 3 of this Agreement are true and correct as of such date and the Selling
  Stockholder has complied with all the agreements and satisfied all the conditions on the part of such Selling
  Stockholder to be performed or satisfied at or prior to such date.

       (xvii)    At the time the Pricing Agreement is
  executed and also on the First Closing Date or the Second
  Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from Deloitte &
  Touche LLP, independent auditors, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second
  Closing Date, to the effect set forth in Schedule C.
  There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

       (xviii)   At the time the Pricing Agreement is
  executed, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from Coopers & Lybrand, LLP, independent auditors, to the effect set forth in Schedule D.

       (xvi) Such further certificates and documents as you may reasonably request.

            All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Kirkland & Ellis, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

            If any condition to the Underwriters'
  obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company and the Selling Stockholders without liability on the part of any Underwriter or the Company or any Selling
  Stockholder, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

            Section 9.     Reimbursement of Underwriters'
  Expenses. If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling
  Stockholders to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other
  Underwriters upon demand for all out-of-pocket expenses
  (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.

            Section 10.    Effectiveness of Registration
  Statement. You, the Company and the Selling Stockholders listed on Schedule B-1 will use your, its and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

            Section 11.    Indemnification.  (a) The
  Company and each Selling Stockholder listed on Schedule
  B-1, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933
  Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or such Selling Stockholders, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor any such Selling Stockholder will be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration
  Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein or (ii) such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act. In addition to their other obligations under this Section 11(a), the Company and such Selling Stockholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and such Selling Stockholders' obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.
  This indemnity agreement will be in addition to any liability which the Company and the Selling Stockholders may otherwise have.

            Each Selling Stockholder listed on Schedule B-2 severally and not jointly agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933
  Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter set forth in the immediately preceding paragraph, but only with reference to information relating to such Selling Stockholder furnished in writing to the Company or such Underwriter by such Selling Stockholder or by its agents or attorneys on behalf of such Selling Stockholder specifically for use in the preparation of the Registration Statement, the Prospectus or any amendment or supplement thereto referred to in the foregoing indemnity.

            Without limiting the full extent of the
  Company's agreement to indemnify each Underwriter, as herein provided, each Selling Stockholder shall be liable under the indemnity agreements contained in paragraph (a) of this Section only for an amount not exceeding the proceeds received by such Selling Stockholder from the sale of Shares hereunder; provided that the amount of such proceeds received by Steven Geller shall be deemed to include for this purpose the purchase price payable to him for the Halco Option and the exercise price payable by the Underwriters to Halco Industries, Inc. upon exercise of the Halco Option; and, provided further, that the amount of such proceeds received by Halco Industries, Inc. shall not be deemed to include for this purpose the exercise price payable by the Underwriters to it upon exercise of the Halco Option.

            (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration
  Statement, and each Selling Stockholder and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities
  (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with Section 4 of this Agreement or any other written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, Selling
  Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company and the Selling Stockholders on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and the Selling Stockholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.
  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

            (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

            (d)  If the indemnification provided for in
  this Section is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling
  Stockholders and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause
  (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling
  Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling
  Stockholders and the Underwriters shall be deemed to be in the same proportion in the case of the Company and the Selling Stockholders, as the total price paid to the Company and the Selling Stockholders for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and the Selling Stockholders and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Selling
  Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

            The Company, the Selling Stockholders and the
  Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint. The obligations of the Selling
  Stockholders listed in Schedule B-2 to contribute pursuant to this Section are several and not joint.

            Without limiting the full extent of the
  Company's agreement to contribute to amount required to be paid by any Underwriter, as herein provided, each Selling Stockholder shall be liable under the contribution agreements contained in paragraph (d) of this Section only for an amount not exceeding the proceeds received by such Selling Stockholder from the sale of Shares hereunder; provided that the amount of such proceeds received by Steven Geller shall be deemed to include for this purpose the purchase price payable to him for the Halco Option and the exercise price payable by the Underwriters to Halco Industries, Inc. upon exercise of the Halco Option; and, provided further, that the amount of such proceeds received by Halco Industries, Inc. shall not be deemed to include for this purpose the exercise price payable by the Underwriters to it upon exercise of the Halco Option.

            (e)  The provisions of this Section shall
  survive any termination of this Agreement.

            (f)  Marvin Smollar agrees to indemnify and
  hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act (or to contribute to any amounts paid or payable by each Underwriter and such controlling persons) to the same extent that The Iridium Trust is obligated to indemnify and hold harmless (or to contribute to amounts paid or payable to) such persons under this Section 11; provided, however, that Marvin Smollar and The Iridium Trust will in no event collectively pay or contribute under this Section 11 any amount exceeding the proceeds received by The Iridium
  Trust from the sale of Shares hereunder.

            Section 12.    Default of Underwriters.  It
  shall be a condition to the agreement and obligation of the Company and the Selling Stockholders to sell and deliver the Shares and Halco Option hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase
  Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting
  Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling
  Stockholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting
  Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives and the Company and the Selling Stockholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

            In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an

  Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

            Section 13.    Effective Date.  This Agreement
  shall become effective immediately as to Sections 7, 9, 11 and 14 and as to all other provisions at 10:00 A.M., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing
  Agreement is executed and delivered as you may determine on and by notice to the Company and the Selling
  Stockholders or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

            Section 14.    Termination.  Without limiting
  the right to terminate this Agreement pursuant to any other provision hereof:

            (a)  This Agreement may be terminated by the
  Company by notice to you and the Selling Stockholders or by you by notice to the Company and the Selling
  Stockholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholders to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or the Selling Stockholders.

            (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be canceled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, New
  York, or United States authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or the Selling
  Stockholders or on the part of the Company to any Underwriter or the Selling Stockholders (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof).

            Section 15.    Representations and Indemnities
  to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, or the Selling Stockholders as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

            Section 16.    Notices.  All communications
  hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222
  West Adams Street, Chicago, Illinois 60606, Attn: John L.
  Carton, with a copy to Kirkland & Ellis, 200 East
  Randolph Street, Chicago, Illinois 60601, Attn: Alan G.
  Berkshire, Esq.; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with copies to Sonnenschein
  Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois
  60606, Attn: Michael M. Froy, Esq., and to Schwartz &
  Freeman, 401 North Michigan Avenue, Suite 1900, Chicago,
  Illinois 60611, Attn: Kenneth G. Kolmin, Esq.; and if sent to the Selling Stockholders will be mailed, delivered or telegraphed and confirmed to the Agents and the Custodian at such address as they have previously furnished to the Company and the Representatives.

            Section 17.    Successors.  This Agreement and
  the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder. The term

  "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

            Section 18.    Representation of Underwriters.
  You will act as Representatives for the several
  Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

            Section 19.    Partial Unenforceability.  If
  any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

            Section 20.    Applicable Law.  This Agreement
  and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.


                       * * * * * * * * *

       If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling
  Stockholders and the several Underwriters including you, all in accordance with its terms.

                           Very truly yours,

                           Empire of Carolina, Inc.


                           By  /s/ Steven Geller


                           The Selling Stockholders named
                           in Schedule B


                           By  /s/ Steven Geller
                           Agent and Attorney-in-Fact


                                /s/ Marvin Smollar
                           Marvin Smollar

  The foregoing Agreement is hereby
  confirmed and accepted as of
  the date first above written.

  William Blair & Company, L.L.C.
  Gerard Klauer Mattison & Co., LLC

  Acting as Representatives of the
  several Underwriters named in
  Schedule A.

  By William Blair & Company, L.L.C.


  By  /s/ John Carton
       Principal

                          Schedule A





  Underwriter                        Number of
                                     Firm Shares
                                     to be Purchased

  William Blair & Company, L.L.C.    1,119,454
  Gerard Klauer Mattison & Co., LLC  1,119,454
  Dillon, Read & Co. Inc.              130,000
  Donaldson, Lufkin & Jenrette
  Securities Corporation               130,000
  PaineWebber Incorporated             130,000
  Advest, Inc.                          55,000
  Arcadia Investment Corporation        55,000
  Burnham Securities Inc.               55,000
  Cowen & Company                       55,000
  Furman Selz LLC                       55,000
  Jefferies & Company, Inc.             55,000
  Pennsylvania Merchant Group Ltd.      55,000
  Principal Financial
  Securities, Inc.                      55,000
  Sutro & Co. Incorporated              55,000

       Total                         3,123,908

                          Schedule B

                           Number of      Number of
  Schedule B-1             Firm Shares    Option Shares
  Selling Stockholders:    to be Sold     to be Sold

  Steven E. Geller         315,833 (1)    100,000
  WPG Corporate
  Development Associates
  IV, L.P.                  85,000         69,540
  WPG Corporate
  Development Associates
  IV (Overseas), L.P.       20,500         16,775
  Westpool plc               2,900          2,375
  Glenbrook Partners         1,600          1,310
  Harvey Katz               13,500            --
  Tyler Bulkley             18,000            --
  Kar Ye Yeung               3,875            --
  The Iridium Trust            --         150,000


  (1) Represents the Halco Option Firm Shares underlying the Halco Option, a portion of which option will be sold by such Selling Stockholder.

  (2)  All of such shares will be issued to the Selling
  Stockholder upon exercise of a related warrant or option on the First Closing Date, immediately prior to the sale of such shares to the Underwriters.

                           Number of      Number of
  Schedule B-2             Firm Shares    Option Shares
  Selling Stockholders:    to be Sold     to be Sold

  Halco Industries, Inc.   450,000             --
  Olin Corporation         116,400
                           240,000 (1)         --
  Smedley Industries, Inc. 340,200             --
  Jericho State
  Capital Corp.             12,420 (1)         --
  Glenn Chwatt              16,560 (1)         --
  Richard Chwatt            16,560 (1)         --
  Harvey Klaris             16,560 (1)         --
  William Forster            4,500 (1)         --
  Alfred LaSorte, Jr.        4,500 (1)         --
  SBK Investment Partners   45,000 (1)         --


  (1)  All of such shares will be issued to the Selling
  Stockholder upon exercise of a related warrant or option on the First Closing Date, immediately prior to the sale of such shares to the Underwriters.

                          Schedule C

            Comfort Letter of Deloitte & Touche LLP


       (1) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act.

       (2) In their opinion the consolidated financial statements and schedules of the Company and its subsidiaries included in the Registration Statement and the consolidated financial statements of the Company from which the information presented under the captions
  "Summary Consolidated Financial Data" and "Selected
  Consolidated Financial Data" has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act.

       (3) On the basis of specified procedures (but not an audit conducted in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company and its subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to December 31, 1995, a reading of minutes of meetings of the stockholders and directors of the Company and its subsidiaries since December 31, 1995, a reading of the latest available interim unaudited consolidated financial statements of the Company and its subsidiaries (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that
  (i) the unaudited financial statements of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (ii) any unaudited pro forma financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements, and (iii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company and its subsidiaries on a consolidated basis or any decrease in consolidated net current assets or consolidated Stockholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in consolidated net sales, consolidated income before income taxes or in the total or per share amounts of consolidated net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

       (4) They are independent public accountants with respect to the Toy Business of Buddy L Inc. and subsidiaries within the meaning of the 1933 Act.

       (5) In their opinion the consolidated financial statements of the Toy Business of Buddy L Inc. included in the Registration Statement which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act.

       (6) On the basis of specified procedures (but not an audit conducted in accordance with generally accepted auditing standards), including inquiries of certain officers of Marchon and its subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to December 31, 1993, a reading of minutes of meetings of the stockholders and directors of Marchon and its subsidiaries since December 31, 1993, a reading of the latest available interim unaudited consolidated financial statements of Marchon and its subsidiaries (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that the unaudited financial statements of Marchon and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of Marchon and its subsidiaries included in the Registration Statement.

       (7) They have carried out specified procedures, which have been agreed to by the Representatives, with respect to certain information in the Prospectus, or in
  Part II of, or in exhibits or schedules to, the Registration Statement specified by the Representatives, and on the basis of such procedures, they have found such information to be in agreement with the consolidated financial statements or the general accounting records of the Company and its subsidiaries.

                          Schedule D

           Comfort Letter of Coopers & Lybrand, LLP


       (1) They are independent public accountants with respect to Marchon and its subsidiaries within the meaning of the 1933 Act.

       (2) In their opinion the consolidated financial statements and schedules of Marchon and its subsidiaries included in the Registration Statement which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act.

                           Exhibit A


                   Empire of Carolina, Inc.
                3,123,908 Shares Common Stock 2

                       Pricing Agreement


                         June 24, 1996



  William Blair & Company, L.L.C.
  Gerard Klauer Mattison & Co. LLC
    As Representatives of the Several
    Underwriters
  c/o William Blair & Company, L.L.C.
  222 West Adams Street
  Chicago, Illinois 60606

  Ladies and Gentlemen:

            Reference is made to the Underwriting Agreement dated June 24, 1996 (the "Underwriting Agreement") relating to the sale by the Company and the Selling
  Stockholders and the purchase by the several Underwriters for whom William Blair & Company, L.L.C. and Gerard
  Klauer Mattison & Co., L.L.C. are acting as representatives (the "Representatives"), of the above
  Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

            Pursuant to Section 5 of the Underwriting
  Agreement, the Company and each of the Selling
  Stockholders agree with the Representatives as follows:

            1.   The initial public offering price per
  share for the Shares shall be $12.00.

            2.   The purchase price per share for the
  Company Firm Shares, the Selling Stockholder Firm Shares and the Option Shares to be paid by the several
  Underwriters shall be $11.16, being an amount equal to the initial public offering price set forth above less
  $0.84 per share.

            3.   The purchase price for the Halco Option
  shall be $3.98 per underlying Halco Option Firm Share, being an amount equal to the purchase price per share for the Company Firm Shares, the Selling Stockholder Firm

  Shares and the Option Shares set forth above less the Halco Option exercise price of $7.18 per share.


                         * * * * * * *

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling
  Stockholders and the several Underwriters, including you, all in accordance with its terms.


                      Very truly yours,

                      Empire of Carolina, Inc.


                      By  /s/ Steven E. Geller
                        Chief Executive Officer


                      The Selling Stockholders


                      By  /s/ Steven E. Geller
                        Agent and Attorney-in-Fact

  The foregoing Agreement is hereby
  confirmed and accepted as of the
  date first above written.

  William Blair & Company, L.L.C.
  Gerard Klauer Mattison & Co., LLC

  Acting as Representatives of the
  several Underwriters

  By William Blair & Company, L.L.C.


  By   /s/ John Carton
       Principal